UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

Butterfly Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39292	84-4618156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 District Avenue Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-4800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BFLY	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	BFLY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Public Offering

On January 29, 2025, Butterfly Network, Inc. (“Butterfly”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a public offering of 27,600,000 shares of Butterfly’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which includes 3,600,000 shares of the Company’s Class A common stock that may be sold pursuant to a 30-day option to purchase additional shares granted to the Underwriters (the “Offering”). The shares are being offered and sold in the Offering at a public offering price of $3.15 per share. The gross proceeds to Butterfly from the Offering will be approximately $75.6 million, before deducting underwriting discounts and commissions and estimated Offering expenses payable by Butterfly.

The closing of the offering is expected to occur on January 31, 2025, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties and agreements by Butterfly, customary conditions to closing, indemnification obligations of Butterfly and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to a shelf registration statement on Form S-3 and accompanying prospectus (File No. 333-273811), filed with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Foley Hoag LLP relating to the legality of the issuance and sale of the shares of Common Stock in the offering is attached as Exhibit 5.1 hereto.

On January 29, 2025, Butterfly issued a press release announcing that it had priced the Offering. A copy of the press release is filed herewith as Exhibit 99.1.

Forward Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements about Butterfly’s expectations with respect to the completion of the offering and the expected gross proceeds from the offering. Actual events or results may differ materially from Butterfly’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering, and the impact of macroeconomic and geopolitical events. Additional factors that could cause actual results to differ materially from those stated or implied by Butterfly’s forward-looking statements are disclosed in Butterfly’s filings with the SEC, including in the section captioned “Risk Factors” in Butterfly’s most recent Annual Report on Form 10-K and subsequently filed Quarter Reports on Form 10-Q and the prospectus supplement relating to the offering. All forward-looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Butterfly undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement by and among Butterfly Network, Inc., TD Securities (USA) LLC and William Blair & Company, L.L.C., dated January 29, 2025
5.1	Opinion of Foley Hoag LLP
23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)
99.1	Press Release entitled “Butterfly Network Announces Pricing of $75.6 million Public Offering of Common Stock” dated January 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTTERFLY NETWORK, INC.
Date: January 30, 2025

	By:	/s/ Heather C. Getz, CPA
	Name:	Heather C. Getz, CPA
	Title:	Executive Vice President and Chief Financial & Operations Officer